UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 1, 2011

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LodgeNet Interactive Corporation (the “Company”) and David M. Bankers have mutually agreed to the termination of Mr. Bankers’ employment with the Company, effective as of October 1, 2011. As of such date, Mr. Bankers resigned from all his positions with the Company and its subsidiaries and affiliates, including his positions as the Company’s Senior Vice President, Product and Technology Development. Mr. Bankers’ departure from the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Bankers will be available to provide an orderly transition of his duties and will provide consulting services to the Company as needed. Mr. Bankers will be paid the amounts owed to him under his existing Employment Agreement. The Company has engaged a firm to conduct an executive search.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2011	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer